Exhibit 16.1


                           RAICH ENDE MALTER & CO. LLP
                          Certified Public Accountants
                             90 East Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 228-9000
                               Fax: (516) 228-9122



Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Ladies/Gentlemen:

We have been furnished a copy of the responses to Item 4 of Form 8-K for the event that occurred on October 27, 2003, filed by our former client, Quest Products Corporation. We agree with the statements made in response to the Item as they relate to our firm.

                  Very truly yours,

                  /s/ Raich Ende Malter & Co. LLP
                  Raich Ende Malter & Co. LLP

                  Dated: October 31, 2003